UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2013

ACCELPATH, INC

(Exact name of registrant as specified in its charter)

Delaware	000-27023	45-5151193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352A Christopher Avenue, Gaithersburg, Maryland 20879
(Address of Principal Executive Offices)

(240)780-7138

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

On April 13, 2013, stockholders of AccelPath, Inc. (the “Company) holding a majority voting rights of our Common Stock approved the following actions by written consent in lieu of a meeting of Stockholders:

Amend Article IV, Section 1. of the Certificate of Incorporation of the Corporation in order to increase the number of shares of authorized capital stock to 10,000,000,000 shares, of which 995,000,000 shares of a par value of $0.001 per share shall be designated “Common Shares,” and 5,000,000 shares of a par value $0.001 per share shall be designated “Preferred Shares” of the Corporation, by filing with the Secretary of State of Delaware the Certificate of Amendment to Certificate of Incorporation.

Number of votes that voted in favor of the actions 280,244,063 or 56,2132 % of the voting equity of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCELPATH, INC.

By:	/s/ Shekhar Wadekar
Chief Executive Officer

Date: May 16, 2013